Exhibit 23(h)(1)

                            ADMINISTRATION AGREEMENT

                                     Between
                         International Equity Portfolio
                                       and
                            Mutual Funds Service Co.

     This Agreement dated as of the 24th day of July 2001, made by and between the International Equity Portfolio (the "Trust"), a New York trust operating as a registered open-end investment company, and Mutual Funds Service Co. ("Agent"), a corporation organized and existing under the laws of the State of Ohio.

                               W I T N E S S E T H

     WHEREAS, Agent has agreed to act as Transfer, Dividend Disbursing and Redemption Agent for the Trust; and

     WHEREAS, pursuant to a separate agreement (the "Custodian Agreement"), Firstar Bank, N.A. (the "Bank") performs the duties of Custodian of the securities and cash of the Trust;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1. The Trust hereby appoints Agent as its Transfer, Redemption and Dividend Disbursing Agent, and Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                                 TRANSFER AGENCY

     SECTION 2. Agent will maintain registry records in the usual form in which it will note the issuance and redemption of beneficial interests in the Trust ("Shares"). The Trust shall provide Agent with reports of Share purchases, redemptions and total Shares outstanding. Agent is authorized to keep records in which it will note the names and registered addresses of holders of Shares.

     SECTION 3. Agent in its capacity as Transfer Agent will, as requested from time to time by the Trust, perform the usual duties and functions of a transfer agent. Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by a duly

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authorized  person or persons,  or upon the  instructions  of any officer of the
Trust, or upon the advice of counsel for the Trust or for Agent.

     SECTION 4. In case of any request or demand for the inspection of the Share records of the Trust, Agent shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. However, Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

     SECTION 5. Prior to the daily determination of net asset value in accordance with the Trust's registration statement, Agent shall process all purchase orders received in Federal Funds since the last determination of the Trust's net asset value.

     For the purposes of this Section 5, the Trust hereby instructs Agent to consider payments for Shares as Federal Funds according to the following schedule:

     a. Purchase orders received prior to 12:00 Noon, Columbus time -- on the same day, provided payment in Federal Funds or other immediately available funds is received that day by Bank;

     b. Check received prior to 12:00 Noon, Columbus time -- on the second following business day;

     c. Check received at or after 12:00 Noon, Columbus time -- on the third following business day.

     Immediately after 4:00 P.M., Columbus time, on each day that the Trust and Agent are open for business or on any other day on which there is sufficient degree of trading in the Trust's portfolio securities that the current net asset value of the Trust's Shares might be materially affected, Agent shall obtain from the Trust a quotation (on which it may conclusively rely) of the net asset value per Share determined as of 4:00 P.M., Columbus time, on that day. Agent shall proceed to calculate the amount available for investment in Shares at the quoted net asset value, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Bank. Agent, as agent for the holders of Shares, shall place a purchase order daily with the Trust for the proper number of Shares and fractional Shares to be purchased and confirm such number to the trust in writing.

     SECTION 6. Agent having made the calculations provided for in Section 5, shall thereupon pay over the net asset value of Shares purchased to the Bank. The payment shall then be deposited in the account maintained under the Custodian Agreement.

                                   REDEMPTIONS

     SECTION 7. Agent shall, prior to the daily determination of net asset value in accordance with the Trust's registration statement, process all requests to redeem Shares

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by  filing  with  the  Bank an  appropriate  statement  and  making  the  proper distribution and application of the redemption proceeds in accordance with the Trust's registration statement.

                                    DIVIDENDS

     SECTION 8. Prior to the determination of the net asset value on each business day, the Trust shall notify Agent of the amount of the net income of the Trust earned since the last previous determination of net asset value. Agent shall thereupon compute the dividends per Share payable. On or before the payment date for each dividend, the Trust shall transfer, or cause the Bank to transfer, to Agent the total amount of the dividends payable on such payment date.

                               GENERAL PROVISIONS

     SECTION  9.  For  its  services   hereunder,   Agent  shall   receive  such
compensation from the Trust as may be agreed upon by the parties from time to time and approved by the Board of Trustees of the Trust.

     SECTION 10. Agent agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under said Act.

     SECTION 11. In addition to service as Transfer Agent and Dividend Disbursing Agent as above set forth, Agent will perform other services for the Trust as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Trust, preparation of lists of holders of Shares, and mailing notices of meetings, proxies and proxy statements.

     SECTION 12. Except as set forth in Section 5, nothing contained in this Agreement is intended to or shall require Agent in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Agent or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Agent are open.

     SECTION 13. Agent shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

     SECTION 14. (a) Except as set forth below in this Section 14, the Trust shall indemnify Agent and save it harmless from and against all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement and from and against any and all losses,

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damages,  costs,  charges,  counsel  fees,  payments,  expenses and  liabilities incurred by Agent in connection with any such action, suit, or claim. Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement, which, in the opinion of its counsel, may involve it in expense or liability, and the Trust shall, so often as reasonably requested, furnish Agent with satisfactory indemnity against such expense or liability, and upon request of Agent the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that Agent shall give the Trust notice and reasonable opportunity to defend any such action, suit, or claim, in the name of the Trust or Agent or both.

     Without limiting the foregoing:

               (i) Agent may rely upon the advice of the Trust or of counsel, who may be counsel for the Trust or counsel for Agent, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, Agent shall not be liable.

               (ii) Agent shall not be liable for any action taken in good faith reliance upon any written or oral instruction or certified copy of any resolution of the Board of Trustees of the Trust, and Agent may rely upon the genuineness of any such document or copy thereof believed in good faith by Agent to have been validly executed.

               (iii)Agent may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

     (b) Notwithstanding the provisions of Paragraph (a), it is intended that insofar as Agent may in the future be liable for the consequences of any payments upon forged instruments or of oversights, errors or omissions by Agent, such liability shall be borne by Agent's insurance carriers. In the event of any loss occurring which is attributable to any payment upon a forged instrument, oversight, error or omission by Agent, Agent shall use its best efforts to have its insurance carriers bear the loss.

     SECTION 15. The Trust shall promptly cause to be turned over to Agent all records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Agent under this Agreement.

     SECTION 16. The Trust shall file with Agent a certified copy of each resolution of its Board of Trustees authorizing the execution of written instructions or the transmittal of oral instructions.

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     SECTION  17.  This  Agreement  may  be  amended  from  time  to  time  by a supplemental agreement executed by the Trust and Agent.

     SECTION 18. Either the Trust or Agent may give 30 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

     SECTION 19. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

          If to the Trust:
          ---------------
          International Equity Portfolio
          6000 Memorial Drive
          Dublin, OH 43017

          If to Agent:
          -----------
          Mutual Funds Service Co.
          6000 Memorial Drive
          Dublin, OH 43017

     SECTION 20. The Trust represents and warrants to Agent that the execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Trustees of the Trust.

     SECTION 21. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 22. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Agent or by Agent without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                        INTERNATIONAL EQUITY PORTFOLIO

                                        By /s/ Wesley F. Hoag, Vice President
                                           -------------------------------------

                                        MUTUAL FUNDS SERVICE CO.

                                        By /s/ Thomas Line, President
                                           -------------------------------------

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